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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 5 to the registration statement on Form S-3 (the "Registration Statement") of our report dated March 17, 2000, relating to the financial statements of the Discovery Select Variable Annuity Subaccounts of the Pruco Life Flexible Premium Variable Annuity Account, which is also incorporated by reference into the Statement of Additional Information.

We also consent to the incorporation by reference in the Statement of Additional Information constituting part of this Registration Statement of our report dated March 21, 2000, relating to the financial statements of Pruco Life Insurance Company and its subsidiaries, which is also incorporated by reference into the Statement of Additional Information.

We also consent to the incorporation by reference to us under the heading "Experts" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

New York, New York
April 10, 2000